UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Adesto Technologies Corporation
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ADESTO TECHNOLOGIES CORPORATION
3600 Peterson Way
Santa Clara, California 95054

SUPPLEMENT TO PROXY STATEMENT

FOR VIRTUAL SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 5, 2020

This is a supplement to the definitive proxy statement dated March 27, 2020 (the “Proxy Statement”) of Adesto Technologies Corporation, a Delaware corporation (the “Company” or “Adesto,” “we,” “us,” or “our”), that was mailed to you in connection with the solicitation of proxies for use at the virtual special meeting of stockholders to be held exclusively online via live webcast on May 5, 2020, at 10:00 a.m., Pacific Time. There will not be a physical meeting location. The virtual special meeting can be accessed by visiting www.virtualshareholdermeeting.com/IOTS2020, where you will be able to listen to the meeting live, submit questions, and vote online. We encourage you to allow ample time for online check-in, which will open at 9:45 a.m., Pacific Time. Please note that you will not be able to attend the virtual special meeting in person. We are holding the virtual special meeting to consider and vote upon the following proposals:

1.	To adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of February 20, 2020, by and among Dialog Semiconductor plc (“Dialog”), a company incorporated in England and Wales, Azara Acquisition Corp. (“Merger Sub”), a Delaware corporation and a wholly owned direct or indirect subsidiary of Dialog, and Adesto. Upon the terms and subject to the conditions of the Merger Agreement, if the merger is completed, Merger Sub will merge with and into Adesto (the “Merger”), with Adesto surviving the Merger as wholly owned direct or indirect subsidiary of Dialog; and

2.	To approve the adjournment of the virtual special meeting to a later date or dates, to (i) solicit additional proxies if (a) we determine that there are insufficient shares of Adesto Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the virtual special meeting, to the extent necessary to obtain such a quorum, or (b) we have not received proxies sufficient to approve the adoption of the Merger Agreement at the virtual special meeting, in each case, at the time of the then-scheduled virtual special meeting, (ii) give holders of our common stock, par value $0.0001 per share (“Adesto Common Stock”), additional time to evaluate any supplement or amendment to the enclosed proxy statement or (iii) otherwise comply with applicable law (the “adjournment proposal”).

Our Board previously established March 25, 2020 as record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the virtual special meeting, including any adjournments or postponements of the virtual special meeting.

Our Board unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement and “FOR” the adjournment proposal.

No action in connection with this supplement to the Proxy Statement is required by any stockholder who previously delivered a proxy and who does not wish to revoke or change that proxy. Information about voting or revoking a proxy appears on page 3 of the Proxy Statement.

Litigation Relating to the Merger

As described in the Proxy Statement, on March 20, 2020, putative stockholder Jordan Rosenblatt filed a class action lawsuit against us and the individual members of our Board in the United States District Court, District of Delaware (Rosenblatt v. Adesto Technologies Corporation, et al., Case No. 1:20-cv-00401 (the “Rosenblatt Action”)). On March 25, 2020, putative stockholder William Candelaria filed a lawsuit against us and the individual members of our Board in the United States District Court, Southern District of New York (Candelaria v. Adesto Technologies Corporation, et al., Case No. 1:20-cv-02564 (the “Candelaria Action”)).

Subsequent to the filing of the Proxy Statement, on March 31, 2020, putative shareholder Brooke Nereim filed a lawsuit against us and the individual members of our Board in the United States District Court, Southern District of New York (Nereim v. Adesto Technologies Corporation et al., 1:20-cv-02686 (the “Nereim Action”)). On April 1, 2020, putative shareholder John Myers filed a class action lawsuit against us and individual members of our Board in the United States District Court, District of Delaware (Myers v. Adesto Technologies Corporation et al., 1:20-cv-00459 (the “Myers Action”)). On April 7, 2020, putative shareholder Alain Lachance filed a class action lawsuit against us and individual members of our Board in the United States District Court, Northern District of California (Lachance v. Adesto Technologies Corporation et al., 3:20-cv-02344 (the “Lachance Action”)). On April 8, 2020, putative shareholder Peter Stein filed a class action lawsuit against us and individual members of our Board in the United States District Court, Southern District of New York (Stein v. Adesto Technologies Corporation et al., 1:20-cv-02900 (the “Stein Action”)). On April 12, 2020, putative shareholder Kevin Messman filed a lawsuit against us and the individual members of our Board in the United States District Court, Eastern District of New York (Messman v. Adesto Technologies Corporation et al., 1:20-cv-01774 (the “Messman Action”)). On April 17, 2020, putative shareholder James Chrzanowski filed a lawsuit against us and the individual members of our Board in the United States District Court Northern District of California (Chrzanowski v. Adesto Technologies Corporation et al., 5:20-cv-02684 (the “Chrzanowski Action”)). The Rosenblatt Action, the Candelaria Action, the Nereim Action, the Myers Action, the Lachance Action, the Stein Action, the Messman Action, and the Chrzanowski Action are referred to collectively as the “Litigations.” The Litigations allege that defendants violated Section 14(a) and 20(a) of the Exchange Act by omitting certain material information with respect to the Merger, which allegedly renders the proxy statement false and misleading. The Candelaria Action also alleges a claim against the members of our Board for breach of fiduciary duty.

We believe that the claims asserted in the Litigations are without merit and deny the allegations in each of those actions. However, in light of the costs, risks and uncertainties inherent in litigation and to furnish further information to stockholders, we are providing certain additional disclosures (“Supplemental Disclosures”) in this supplement to the Proxy Statement. The Supplemental Disclosures should not be regarded as an indication that Adesto, Dialog, our or their affiliates, officers, directors or other representatives or any recipient of this information considered or now considers the information contained in the Supplemental Disclosures to be material; rather, we believe that the Proxy Statement disclosed all necessary information and deny that any additional disclosures are or were required under any federal or state law.

Supplemental Disclosures

We are providing certain disclosures that supplement those contained in the Proxy Statement. The supplemental information provided below should be read in conjunction with the Proxy Statement, which we urge you to read in its entirety.

The section of the Proxy Statement entitled “Summary—Litigation Relating to the Merger” is amended as follows:

On page 10, the first full paragraph under the section of the Proxy Statement entitled “Summary—Litigation Relating to the Merger” is amended as follows (new language underlined; deleted language struck through):

On March 20, 2020, putative stockholder Jordan Rosenblatt filed a class action lawsuit against us and the individual members of our Board in the United States District Court, District of Delaware (Rosenblatt v. Adesto Technologies Corporation, et al., Case No. 1:20-cv-00401 (the “Rosenblatt Action”)). On March 25, 2020, putative stockholder William Candelaria filed a lawsuit against us and the individual members of our Board in the United States District Court, Southern District of New York (Candelaria v. Adesto Technologies Corporation, et al., Case No. 1:20-cv-02564 (the “Candelaria Action”)). On March 31, 2020, putative shareholder Brooke Nereim filed a lawsuit against us and the individual members of our Board in the United States District Court, Southern District of New York (Nereim v. Adesto Technologies Corporation et al., 1:20-cv-02686 (the “Nereim Action”)). On April 1, 2020, putative shareholder John Myers filed a class action lawsuit against us and individual members of our Board in the United States District Court, District of Delaware (Myers v. Adesto Technologies Corporation et al., 1:20-cv-00459 (the “Myers Action”)). On April 7, 2020, putative shareholder Alain Lachance filed a class action lawsuit against us and individual members of our Board in the United States District Court, Northern District of California (Lachance v. Adesto Technologies Corporation et al., 3:20-cv-02344 (the “Lachance Action”)). On April 8, 2020, putative shareholder Peter Stein filed a class action lawsuit against us and individual members of our Board in the United States District Court, Southern District of New York (Stein v. Adesto Technologies Corporation et al., 1:20-cv-02900 (the “Stein Action”)). On April 12, 2020, putative shareholder Kevin Messman filed a lawsuit against us and the individual members of our Board in the United States District Court, Eastern District of New York (Messman v. Adesto Technologies Corporation et al., 1:20-cv-01774 (the “Messman Action”)). On April 17, 2020, putative shareholder James Chrzanowski filed a lawsuit against us and the individual members of our Board in the United States District Court Northern District of California (Chrzanowski v. Adesto Technologies Corporation et al., 5:20-cv-02684 (the “Chrzanowski Action”)). The Rosenblatt Action ~~and~~, the Candelaria Action, the Nereim Action, the Myers Action, the Lachance Action, the Stein Action, the Messman Action, and the Chrzanowski Action are referred to collectively as the “Litigations.” The Litigations allege that defendants violated Section 14(a) and 20(a) of the Exchange Act by omitting certain material information with respect to the Merger, which allegedly renders the proxy statement false and misleading. The Candelaria Action also alleges a claim against the members of our Board for breach of fiduciary duty.

The section of the Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement—Background of the Merger” is amended as follows:

On page 32, the following sentences are added to end of the first partial paragraph:

The meetings on April 12, May 19 and June 5, 2019 each were held for the purpose of furthering the companies’ exploration of opportunities for commercial collaboration. The discussion on June 5, 2019 also touched upon the concept of a potential acquisition of Adesto, but did not include any discussion of valuation, or possible terms, for any such transaction.

On page 36, the fifth full paragraph is amended and restated to read as follows (new language underlined):

On January 27, 2020, members of our executive management, including Mr. Derhacobian, Mr. Shelton, Mr. Aaron and representatives of Cowen, met with representatives of Party A and representatives of Party A's financial advisor to provide an overview of Adesto’s business and to review and discuss information regarding Adesto’s business units, operations, technology, products, employees, customers and financial position, including Adesto’s projections and its estimated results of operations for the fourth quarter of 2019. The information contained in the projections and estimated results of operations that we provided to Party A was the same as the corresponding information that had been provided to Dialog. During the week of January 27, 2020, our executive management conducted additional due diligence meetings with representatives of Dialog.

The section of the Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement—Opinion of Adesto's Financial Advisor” is amended as follows:

The following language on pages 48 through 52 is amended and restated in its entirety as follows (new language underlined; deleted language struck through):

Analysis of Selected Publicly Traded Companies

To provide contextual data and comparative market information, Cowen compared selected operating and financial data and multiples for Adesto to the corresponding data and multiples of certain other companies in the semiconductor industry (the “Selected Companies”) whose securities are publicly traded and that Cowen believes in the exercise of its professional judgment to have one or more businesses or operating characteristics, market valuations and trading valuations similar to what might be expected of Adesto. ~~These companies were:~~

~~•~~	~~Dialog;~~
~~•~~	~~DSP Group, Inc.;~~
~~•~~	~~Everspin Technologies, Inc.;~~
~~•~~	~~Macronix International Co., Ltd.;~~
~~•~~	~~Nordic Semiconductor ASA;~~
~~•~~	~~NXP Semiconductors N.V.;~~

~~•~~	~~ON Semiconductor Corporation;~~
~~•~~	~~Silicon Laboratories Inc.;~~
~~•~~	~~Silicon Motion Technology Corporation;~~
~~•~~	~~STMicroelectronics N.V.; and~~
~~•~~	~~Synaptics Incorporated.~~

The data and multiples reviewed by Cowen included:

•	the market capitalization of equity plus debt and debt-like instruments less cash (“Implied Enterprise Value”) of each of the Selected Companies, as a multiple of revenue and as a multiple of earnings before interest expense, income taxes, depreciation and amortization and excluding the effects of stock-based compensation and non-recurring items (“Adjusted EBITDA”); and
•	the price per share, as of February 18, 2020, of each of the Selected Companies as a multiple of earnings per share excluding the effects of stock-based compensation and non-recurring items (“Non-GAAP EPS”), in each case, estimated for calendar year 2020 (“CY2020E”) and, for the multiple of Implied Enterprise Value to revenue only, estimated or on an actual historical basis for calendar year 2019 (as applicable, “CY2019E”), from Capital IQ where available, or otherwise from research analyst reports.

The following table presents the Selected Companies and the multiple of Implied Enterprise Value to revenue and Adjusted EBITDA and the multiple of price per share, as of February 18, 2020 per Capital IQ, to Non-GAAP EPS, in each case, for the Selected Companies for CY2020E and, for the multiple of Implied Enterprise Value to revenue only, for CY2019E.

	Implied Enterprise Value as a multiple of:			Price per Share as a multiple of:
	CY2019E Revenue	CY2020E Revenue	CY2020E Adjusted EBITDA(1)	CY2020E Non-GAAP EPS(1)
Dialog	1.4x	1.6x	6.9x	19.2x
DSP Group, Inc.	2.0x	1.9x	NM	49.6x
Everspin Technologies, Inc.	1.7x	1.4x	NM	NM
Macronix International Co., Ltd.	2.1x	1.9x	7.6x	11.5x
Nordic Semiconductor ASA	4.0x	3.2x	24.2x	NM
NXP Semiconductors N.V.	4.8x	4.6x	13.1x	15.9x
ON Semiconductor Corporation	2.1x	2.0x	9.5x	15.2x
Silicon Laboratories Inc.	5.2x	4.8x	24.2x	30.6x
Silicon Motion Technology Corporation	3.0x	2.4x	10.1x	14.7x
STMicroelectronics N.V.	2.7x	2.5x	10.5x	21.1x
Synaptics Incorporated	2.2x	2.3x	11.5x	13.8x

(1) “NM” indicates that the Adjusted EBITDA multiple for the company was greater than 25.0x or negative or that the Non-GAAP EPS multiple for the company was greater than 50.0x or negative, which in each case was considered not meaningful.

	Low	Mean	Median	High
Implied Enterprise Value as a multiple of:
CY2019E Revenue	1.4x	2.8x	2.2x	5.2x
CY2020E Revenue	1.4x	2.6x	2.3x	4.8x
CY2020E Adjusted EBITDA (1)	6.9x	13.1x	10.5x	24.2x
Price per Share as a multiple of:
CY2020E Non-GAAP EPS (2)	11.5x	21.3x	15.9x	49.6x

(1) The Adjusted EBITDA multiples for the following companies were excluded because they were either greater than 25.0x or negative and were considered not meaningful: DSP Group, Inc. and Everspin Technologies, Inc.

(2) The Non-GAAP EPS multiples for the following companies were excluded because they were greater than 50.0x or negative and were considered not meaningful: Everspin Technologies, Inc. and Nordic Semiconductor ASA.

Based upon the information presented above, Cowen’s experience in the semiconductor industry and its professional judgment, Cowen selected implied reference multiple ranges. The following table presents the implied value per share of Adesto Common Stock on a fully-diluted basis (calculated using the treasury stock method), based on the selected multiple ranges and using Adesto’s estimated revenue for CY2019E and Adesto’s estimated revenue, Adjusted EBITDA and Non-GAAP EPS for CY2020E, each as provided by Adesto management as part of the Projections, in each case compared to the consideration of $12.55 in cash per share of Adesto Common Stock.

	Reference Multiple Range	Implied Value per Share of Adesto Common Stock
Implied Enterprise Value as a multiple of:
CY2019E Revenue	2.3x - 2.9x	$6.35 - $8.39
CY2020E Revenue	2.2x - 2.8x	$7.67 - $10.11
CY2020E Adjusted EBITDA	10.0x - 12.0x	$2.47 - $3.31
Price per Share as a multiple of:
CY2020E Non-GAAP EPS	15.0x - 20.0x	$2.80 - $3.73

Although the Selected Companies were used for comparison purposes, none of those companies is directly comparable to Adesto. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the Selected Companies and other factors that could affect the public trading value of the Selected Companies and Adesto to which they are being compared.

Analysis of Selected Transactions

Cowen reviewed the financial terms, to the extent publicly available based on company filings, press releases and research analyst reports, of 27 transactions (the “Selected Transactions”) involving the acquisition of companies or businesses in the semiconductor industry that Cowen believes in the exercise of its professional judgment to have one or more businesses or operating characteristics, market valuations and trading valuations that Cowen deemed relevant. ~~These transactions and the dates announced were:~~

~~Announced Date~~ 	~~Target~~ 	~~Buyer~~
~~October 7, 2019~~	~~Creative Chips GmbH~~	~~Dialog~~
~~June 3, 2019~~	~~Cypress Semiconductor Corporation~~	~~Infineon Technologies AG~~
~~May 29, 2019~~	~~Marvell Technology Group Ltd. (WiFi and Bluetooth business)~~	~~NXP Semiconductors N.V.~~
~~March 27, 2019~~	~~Quantenna Communications, Inc.~~	~~ON Semiconductor Corporation~~
~~March 7, 2019~~	~~Silicon Motion Technology Corporation (Mobile Communications business)~~	~~Dialog~~
~~June 29, 2018~~	~~Echelon Corporation~~	~~Adesto~~
~~May 9, 2018~~	~~S3 ASIC Semiconductors Ltd.~~	~~Adesto~~
~~January 23, 2018~~	~~Sigma Designs, Inc. (Z-Wave business)~~	~~Silicon Laboratories Inc.~~
~~October 5, 2017~~	~~Silego Technology Inc.~~	~~Dialog~~
~~June 12, 2017~~	~~Conexant Systems, LLC~~	~~Synaptics Incorporated~~
~~December 21, 2016~~	~~InvenSense, Inc.~~	~~TDK Corporation~~
~~June 14, 2016~~	~~NXP Semiconductors N.V. (Standard Products business)~~	~~Beijing Jianguang Asset Management Co., Ltd~~
~~April 28, 2016~~	~~Broadcom Corporation (Wireless Internet of Things business)~~	~~Cypress Semiconductor Corporation~~
~~January 26, 2016~~	~~Altair Semiconductor Ltd.~~	~~Sony Corporation~~
~~January 13, 2016~~	~~Atmel Corporation~~	~~Microchip Technology Incorporated~~
~~December 31, 2015~~	~~Maxim Integrated Products Inc. (Smart Meter and Energy business)~~	~~Silergy Corporation~~
~~April 30, 2015~~	~~Audience, Inc.~~	~~Knowles Corporation~~
~~March 12, 2015~~	~~Integrated Silicon Solution, Inc.~~	~~Consortium~~
~~March 2, 2015~~	~~Freescale Semiconductor, Ltd.~~	~~NXP Semiconductors N.V.~~
~~February 3, 2015~~	~~Bluegiga Technologies Oy~~	~~Silicon Laboratories Inc.~~
~~February 3, 2015~~	~~Entropic Communications, LLC~~	~~MaxLinear, Inc.~~
~~February 2, 2015~~	~~Lantiq Deutschland GmbH~~	~~Intel Corporation~~
~~January 27, 2015~~	~~Silicon Image, Inc.~~	~~Lattice Semiconductor Corporation~~
~~December 1, 2014~~	~~Spansion Inc.~~	~~Cypress Semiconductor Corporation~~
~~October 14, 2014~~	~~CSR plc~~	~~QUALCOMM Incorporated~~
~~July 7, 2014~~	~~Newport Media, Inc.~~	~~Atmel Corporation~~
~~May 22, 2014~~	~~ISSC Technologies Corporation~~	~~Microchip Technology Incorporated~~

The data and multiples reviewed by Cowen included the Implied Enterprise Value paid in each of the Selected Transactions as a multiple of revenue for the latest twelve months (“LTM”) and the next twelve months (“NTM”) prior to and following the announcement of the Selected Transactions, respectively, and as a multiple of Adjusted EBITDA for the next twelve months, and the price per share paid in each of the Selected Transactions as a multiple of Non-GAAP EPS for the next twelve months.

The following table presents the Selected Transactions and the multiple of Implied Enterprise Value to revenue and Adjusted EBITDA and the multiple of price per share to Non-GAAP EPS, in each case, for the Selected Transactions and for the periods indicated.

			Implied Enterprise Value as a multiple of:			Price per Share as a multiple of:
Announced Date	Target	Buyer	LTM Revenue(1)	NTM Revenue(1)	NTM Adjusted EBITDA(1)(2)	Non-GAAP EPS(1)(2)
October 7, 2019	Creative Chips GmbH	Dialog	4.0x	NA	NA	NA
June 3, 2019	Cypress Semiconductor Corporation	Infineon Technologies AG	4.1x	4.5x	18.4x	23.2x
May 29, 2019	Marvell Technology Group Ltd. (WiFi and Bluetooth business)	NXP Semiconductors N.V.	5.7x	NA	NA	NA
March 27, 2019	Quantenna Communications, Inc.	ON Semiconductor Corporation	4.3x	3.7x	NM	27.3x
March 7, 2019	Silicon Motion Technology Corporation (Mobile Communications business)	Dialog	1.5x	NA	NA	NA
June 29, 2018	Echelon Corporation	Adesto	0.8x	NA	NA	NA
May 9, 2018	S3 ASIC Semiconductors Ltd.	Adesto	2.7x	NA	NA	NA
January 23, 2018	Sigma Designs, Inc. (Z-Wave business)	Silicon Laboratories Inc.	4.5x	NA	NA	NA
October 5, 2017	Silego Technology Inc.	Dialog	3.5x	NA	NA	NA
June 12, 2017	Conexant Systems, LLC	Synaptics Incorporated	3.3x	NA	NA	NA
December 21, 2016	InvenSense, Inc.	TDK Corporation	3.4x	3.1x	23.5x	NM
June 14, 2016	NXP Semiconductors N.V. (Standard Products business)	Beijing Jianguang Asset Management Co., Ltd	2.3x	NA	NA	NA
April 28, 2016	Broadcom Corporation (Wireless Internet of Things business)	Cypress Semiconductor Corporation	2.9x	NA	NA	NA
January 26, 2016	Altair Semiconductor Ltd.	Sony Corporation	4.7x	NA	NA	NA
January 13, 2016	Atmel Corporation	Microchip Technology Incorporated	2.9x	3.0x	16.1x	35.8x
December 31, 2015	Maxim Integrated Products Inc. (Smart Meter and Energy business)	Silergy Corporation	2.6x	NA	NA	NA
April 30, 2015	Audience, Inc.	Knowles Corporation	0.9x	1.0x	NM	NM
March 12, 2015	Integrated Silicon Solution, Inc.	Consortium	1.9x	1.8x	NA	22.2x
March 2, 2015	Freescale Semiconductor, Ltd.	NXP Semiconductors N.V.	3.6x	3.2x	11.7x	15.5x
February 3, 2015	Bluegiga Technologies Oy	Silicon Laboratories Inc.	NA	2.6x	NA	NA
February 3, 2015	Entropic Communications, LLC	MaxLinear, Inc.	0.9x	1.1x	17.1x	NM
February 2, 2015	Lantiq Deutschland GmbH	Intel Corporation	1.3x	NA	NA	NA
January 27, 2015	Silicon Image, Inc.	Lattice Semiconductor Corporation	1.7x	1.9x	14.6x	27.0x
December 1, 2014	Spansion Inc.	Cypress Semiconductor Corporation	1.4x	1.4x	10.6x	19.3x
October 14, 2014	CSR plc	QUALCOMM Incorporated	2.8x	2.8x	13.1x	23.6x
July 7, 2014	Newport Media, Inc.	Atmel Corporation	3.3x	NA	NA	NA
May 22, 2014	ISSC Technologies Corporation	Microchip Technology Incorporated	4.2x	3.2x	16.4x	22.9x

(1)	“NA” indicates that the multiple for the transaction was not available.

(2)	“NM” indicates that the NTM Adjusted EBITDA multiple for the transaction was greater than 25.0x or negative or that the Non-GAAP EPS multiple for the transaction was greater than 50.0x or negative, which in each case was considered not meaningful.

	Low	Mean	Median	High
Implied Enterprise Value as a multiple of:
LTM Revenue (1)	0.8x	2.9x	2.9x	5.7x
NTM Revenue (2)	1.0x	2.6x	2.8x	4.5x
NTM Adjusted EBITDA (3)	10.6x	15.7x	16.1x	23.5x
Price per Share as a multiple of:
Non-GAAP EPS (4)	15.5x	24.1x	23.2x	35.8x

(1) The LTM revenue multiple for the transaction involving the following target company was excluded because it was not available: Bluegiga Technologies Oy.

(2) The NTM revenue multiples for the transactions involving the following target companies or businesses were excluded because they were not available: Creative Chips GmbH, Marvell Technology Group Ltd. (WiFi and Bluetooth business), Silicon Motion Technology Corporation (Mobile Communications business), Echelon Corporation, S3 ASIC Semiconductors Ltd., Sigma Designs, Inc. (Z-Wave business), Silego Technology Inc., Conexant Systems, LLC, NXP Semiconductors N.V. (Standard Products business)¸ Broadcom Corporation (Wireless Internet of Things business), Altair Semiconductor Ltd., Maxim Integrated Products Inc. (Smart Meter and Energy business), Lantiq Deutschland GmbH and Newport Media, Inc.

(3) The NTM Adjusted EBITDA multiples for the transactions involving the following target companies or businesses were excluded because they were not available: Creative Chips GmbH, Marvell Technology Group Ltd. (WiFi and Bluetooth business), Silicon Motion Technology Corporation (Mobile Communications business), Echelon Corporation, S3 ASIC Semiconductors Ltd., Sigma Designs, Inc. (Z-Wave business), Silego Technology Inc., Conexant Systems, LLC, NXP Semiconductors N.V. (Standard Products business)¸ Broadcom Corporation (Wireless Internet of Things business), Altair Semiconductor Ltd., Maxim Integrated Products Inc. (Smart Meter and Energy business), Integrated Silicon Solution, Inc., Bluegiga Technologies Oy, Lantiq Deutschland GmbH and Newport Media, Inc.

The NTM Adjusted EBITDA multiples for the transactions involving the following target companies were excluded because they were greater than 25.0x or negative and were considered not meaningful: Quantenna Communications, Inc. and Audience, Inc.

(4) The Non-GAAP EPS multiples for the transactions involving the following target companies or businesses were excluded because they were not available: Creative Chips GmbH, Marvell Technology Group Ltd. (WiFi and Bluetooth business), Silicon Motion Technology Corporation (Mobile Communications business), Echelon Corporation, S3 ASIC Semiconductors Ltd., Sigma Designs, Inc. (Z-Wave business), Silego Technology Inc., Conexant Systems, LLC, NXP Semiconductors N.V. (Standard Products business)¸ Broadcom Corporation (Wireless Internet of Things business), Altair Semiconductor Ltd., Maxim Integrated Products Inc. (Smart Meter and Energy business), Bluegiga Technologies Oy, Lantiq Deutschland GmbH and Newport Media, Inc.

The Non-GAAP EPS multiples for the transactions involving the following target companies were excluded because they were greater than 50.0x or negative and were considered not meaningful: InvenSense, Inc., Audience, Inc. and Entropic Communications, LLC.

Based upon the information presented above, Cowen's experience in the semiconductor industry and its professional judgment, Cowen selected implied reference multiple ranges. The following table presents the implied value per share of Adesto Common Stock on a fully-diluted basis (calculated using the treasury stock method), based on the selected multiple ranges using Adesto’s LTM revenue for the twelve months ended December 31, 2019 and Adesto’s forecasted NTM revenue, NTM Adjusted EBITDA, and NTM Non-GAAP EPS for the twelve months ending December 31, 2020, each as provided by Adesto management as part of the Projections, in each case compared to the consideration of $12.55 in cash per share of Adesto Common Stock.

	Reference Multiple Range	Implied Value per Share of Adesto Common Stock
Implied Enterprise Value as a multiple of:
LTM Revenue	2.6x - 3.2x	$7.37 - $9.39
NTM Revenue	2.4x - 3.0x	$8.50 - $10.92
NTM Adjusted EBITDA	14.5x - 17.5x	$4.34 - $5.58
Price per Share as a multiple of
NTM Non-GAAP EPS	21.0x - 26.0x	$3.92 - $4.85

Although the Selected Transactions were used for comparison purposes, none of those transactions is directly comparable to the Merger, and none of the target companies in those transactions is directly comparable to Adesto. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the target companies involved and other factors that could affect the acquisition value of such companies or Adesto to which they are being compared.

Discounted Cash Flow Analysis

Cowen estimated a range of values for the shares of Adesto Common Stock based upon the discounted present value of Adesto’s forecasted unlevered free cash flow for the nine-month period ending December 31, 2020 and for the calendar years ending December 31, 2021 through December 31, 2024, each as provided by Adesto management as part of the Projections, and the discounted terminal value of Adesto based on terminal multiples of Adesto's forecasted Adjusted EBITDA for the calendar year ending December 31, 2025, as provided by Adesto management as part of the Projections, and assuming a transaction closing date of March 31, 2020. This analysis was based upon certain assumptions described by, projections supplied by and discussions held with Adesto management. In performing this analysis, Cowen utilized discount rates ranging from 13.5% to 15.5%, which were selected based on the estimated weighted average cost of capital of Adesto. Cowen utilized terminal multiples of Adesto’s forecasted Adjusted EBITDA for the calendar year ending December 31, 2025 ranging from 10.0x to 12.0x, which range was selected by Cowen in its professional judgment and based on the Adjusted EBITDA multiples for the Selected Companies. Cowen also calculated the present value of Adesto’s estimated federal and state net operating loss carryforwards, as provided by Adesto management as part of the Projections, utilizing a discount rate of 15.3%, which was selected based on the estimated cost of equity of Adesto. The range of discount rates and terminal multiples, described above, and Adesto’s forecasted unlevered free cash flow for the calendar year ending December 31, 2025, excluding the present value of Adesto’s estimated federal and state net operating loss carryforwards, implied a range of perpetuity growth rates of 8.3% to 11.0%.

Utilizing this methodology, the implied value per share of Adesto Common Stock, excluding the present value of Adesto’s estimated federal and state net operating loss carryforwards, ranged from $9.89 to $12.95 (with the implied value per share of Adesto’s estimated federal and state net operating loss carryforwards, adding an additional $0.32 per share), in each case compared to the consideration of $12.55 in cash per share of Adesto Common Stock.

On page 54, the second full paragraph is amended and restated to read as follows (new language underlined; deleted language struck through):

As the Board was aware, Cowen and its affiliates in the past have provided~~, and in the future may provide,~~ commercial and investment banking services to Adesto and Dialog unrelated to the Merger, for which services Cowen and its affiliates have received ~~and would expect to receive~~ compensation, including, during the two years preceding the date of Cowen's opinion, serving as the lead-left bookrunning underwriter for Adesto in an equity offering in July 2018 and the sole initial purchaser for Adesto in a convertible note offering in September 2019, for which Cowen has received aggregate fees in the amount of approximately $3.7 million, as well as serving as the ~~exclusive~~ financial advisor to Dialog in connection with Dialog’s acquisitions of the Mobile Communications business of Silicon Motion Technology Corp. in June 2019 and Creative Chips GmbH in October 2019, for which Cowen has received approximately $1.1 million in fees. In the future, Cowen and its affiliates may also provide commercial and investment banking services to Adesto and Dialog unrelated to the Merger, for which Cowen and its affiliates would expect to receive compensation.

The section of the Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement—Certain Management Projections Utilized in Connection with the Merger” is amended as follows:

On page 56, the first sentence, table thereunder and related footnotes are amended and restated to read as follows (new language underlined):

The following table presents the projections provided to our Board and Cowen and, other than projected non-GAAP net income, interest expense, income tax expense, capital expenditures, increase in net working capital, stock-based compensation and unlevered free cash flow, and projections for the year ending December 31, 2025, to Dialog.

	CY2020E	CY2021E	CY2022E	CY2023E	CY2024E	CY2025E
Total Revenue	$144.4	$166.4	$183.6	$203.3	$226.1	$251.4
Non-GAAP Gross Profit(1)	73.6	85.8	99.6	115.5	133.0	147.9
Research and development expense	31.1	32.4	32.9	34.1	36.0	—
Selling, general and administrative expense	33.1	34.5	35.0	36.3	38.3	—
Non-GAAP Operating Income(1)	9.8	18.9	31.7	45.0	58.7	—
Non-GAAP Net Income(1)	6.3	15.5	28.3	41.4	50.9	57.4
Depreciation and amortization	4.2	4.2	4.2	4.2	4.2	—
Interest expense	3.4	3.4	3.4	3.4	3.4	—
Adjusted EBITDA(1)(2)	14.0	23.2	36.0	49.3	63.0	70.0
Income tax expense(3)	(1.4)	(2.7)	(5.8)	(9.0)	(12.3)	(13.8)
Capital expenditures	(4.2)	(4.2)	(4.2)	(4.2)	(4.2)	(4.2)
Increase in net working capital(4)	(2.8)	(2.0)	(3.9)	(4.5)	(4.9)	(5.3)
Stock-based compensation	(7.3)	(8.5)	(9.4)	(10.4)	(11.5)	(12.8)
Unlevered Free Cash Flow(5)	(1.8)	5.7	12.7	21.2	30.0	—

(1)	Non-GAAP financial measure which excludes the effect of stock-based compensation expense and non-recurring items.
(2)	Adjusted EBITDA is a non-GAAP financial measure calculated by adjusting non-GAAP net income (loss) to add back interest expense, levered income tax expense, and depreciation and amortization.
(3)	As presented, represents income tax expense on an unlevered basis, and does not reflect the utilization of Adesto’s net operating loss (NOL) carryforwards. On a levered basis, income tax expense was projected to be $0.0, $0.0, $0.0, $(0.2), $(4.4) and $(5.0), for CY2020E, CY2021E, CY2022E, CY2023E, CY2024E and CY2025E respectively, and does reflect the utilization of Adesto’s NOL carryforwards. In both cases, income tax expense assumes a marginal tax rate of 26% (consisting of a federal tax rate of 21% and a state tax rate of 5%).
(4)	Net working capital represents current assets (not including cash, cash equivalents, short-term investments and restricted cash), minus current liabilities.
(5)	Unlevered free cash flow is a non-GAAP financial measure calculated by subtracting stock-based compensation expense, capital expenditures, increase in net working capital and unlevered income tax expense from Adjusted EBITDA.

The section of the Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement —Litigation Relating to the Merger” is amended as follows:

On page 71, the first full paragraph under the section of the Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement —Litigation Relating to the Merger” is amended as follows (new language underlined; deleted language struck through):

On March 20, 2020, putative stockholder Jordan Rosenblatt filed a class action lawsuit against us and the individual members of our Board in the United States District Court, District of Delaware (Rosenblatt v. Adesto Technologies Corporation, et al., Case No. 1:20-cv-00401 (the “Rosenblatt Action”)). On March 25, 2020, putative stockholder William Candelaria filed a lawsuit against us and the individual members of our Board in the United States District Court, Southern District of New York (Candelaria v. Adesto Technologies Corporation, et al., Case No. 1:20-cv-02564 (the “Candelaria Action”)). On March 31, 2020, putative shareholder Brooke Nereim filed a lawsuit against us and the individual members of our Board in the United States District Court, Southern District of New York (Nereim v. Adesto Technologies Corporation et al., 1:20-cv-02686 (the “Nereim Action”)). On April 1, 2020, putative shareholder John Myers filed a class action lawsuit against us and individual members of our Board in the United States District Court, District of Delaware (Myers v. Adesto Technologies Corporation et al., 1:20-cv-00459 (the “Myers Action”)). On April 7, 2020, putative shareholder Alain Lachance filed a class action lawsuit against us and individual members of our Board in the United States District Court, Northern District of California (Lachance v. Adesto Technologies Corporation et al., 3:20-cv-02344 (the “Lachance Action”)). On April 8, 2020, putative shareholder Peter Stein filed a class action lawsuit against us and individual members of our Board in the United States District Court, Southern District of New York (Stein v. Adesto Technologies Corporation et al., 1:20-cv-02900 (the “Stein Action”)). On April 12, 2020, putative shareholder Kevin Messman filed a lawsuit against us and the individual members of our Board in the United States District Court, Eastern District of New York (Messman v. Adesto Technologies Corporation et al., 1:20-cv-01774 (the “Messman Action”)). On April 17, 2020, putative shareholder James Chrzanowski filed a lawsuit against us and the individual members of our Board in the United States District Court Northern District of California (Chrzanowski v. Adesto Technologies Corporation et al., 5:20-cv-02684 (the “Chrzanowski Action”)). The Rosenblatt Action ~~and~~, the Candelaria Action, the Nereim Action, the Myers Action, the Lachance Action, the Stein Action, the Messman Action, and the Chrzanowski Action are referred to collectively as the “Litigations.” The Litigations allege that defendants violated Section 14(a) and 20(a) of the Exchange Act by omitting certain material information with respect to the Merger, which allegedly renders the proxy statement false and misleading. The Candelaria Action also alleges a claim against the members of our Board for breach of fiduciary duty.